                                                                     EXHIBIT 5.1

              [PAUL, WEISS, RIFKIND, WHARTON & GARRISON LETTERHEAD]



                                  June 21, 2001



Emmis Communications Corporation
Emmis Operating Company
One Emmis Plaza, 7th Floor
40 Monument Circle
Indianapolis, Indiana  46204

                       Registration Statement on Form S-3
                           Registration No. 333-62172

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement on Form S-3 (the "Registration Statement") filed by Emmis Communications Corporation ("Emmis"), Emmis Operating Company ("Operating Company") and certain subsidiaries of Emmis (collectively, the "Subsidiary Guarantors") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of certain of the securities being registered. The Registration Statement relates to the registration under the Act of (i) senior debt securities (the "Emmis Senior Debt Securities") and subordinated debt securities of Emmis (the "Emmis Subordinated Debt Securities" and, together with the Emmis Senior Debt Securities, the "Emmis Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (ii) shares of Preferred Stock (including shares issued upon conversion of the Emmis Debt Securities) of Emmis, par value $.01 per share (the "Preferred Stock"),
(iii) shares of Class A Common Stock (including shares to be issued upon conversion of the Emmis Debt Securities or the Preferred Stock) of Emmis, par value $.01 per share (the "Common Stock"), (iv) Emmis's warrants to purchase Common Stock, Preferred Stock or Emmis Debt Securities (the "Warrants"), (v) depositary shares representing fractional interests in shares of Preferred Stock

(the "Depositary Shares"), (vi) senior debt securities (the "Operating Company Senior Debt Securities") and subordinated debt securities of Operating Company (the "Operating Company Subordinated Debt Securities" and, together with the Operating Company Senior Debt Securities, the "Operating Company Debt Securities"), consisting of notes, debentures and/or other evidences of indebtedness denominated in United States dollars or any other currency, (vii) guarantees of the Emmis Debt Securities issued by Operating Company and/or one or more of the Subsidiary Guarantors (collectively, the "Emmis Debt Guarantees") and (viii) guarantees of the Operating Company Debt Securities issued by Emmis and/or one or more of the Subsidiary Guarantors (collectively the "Operating Company Debt Guarantees" and, together with the Emmis Debt Guarantees, the "Guarantees"). The Emmis Debt Securities, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares and the Operating Company Debt Securities (collectively, the "Securities") and the Guarantees are being registered for offering and sale from time to time as provided by Rule 415 under the Act. The aggregate public offering price of the Securities will not exceed $500,000,000 (or its equivalent (based on the applicable exchange rate at the time of sale) if Emmis Debt Securities, shares of Preferred Stock, Warrants or Operating Company Debt Securities are issued with principal amounts or liquidation values denominated in one or more foreign currencies or currency units as shall be designated by Emmis or Operating Company, as the case may be).

     The Emmis Senior Debt Securities and the related Emmis Debt Guarantees are to be issued under an indenture, to be entered into between Emmis, the Guarantors party to it and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Emmis Senior Debt Indenture"). The Emmis Subordinated Debt Securities and the related Emmis Debt Guarantees are to be issued under an indenture to be entered into between Emmis, the Guarantors party to it and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Emmis Subordinated Debt Indenture" and, together with the Emmis Senior Debt Indenture, the "Emmis Indentures"). The Warrants are to be issued under one or more warrant agreements between Emmis, as issuer, and a warrant agent (each, a "Warrant Agreement"). The Depositary Shares are to be issued under a deposit agreement (each, a "Deposit Agreement") among Emmis, as issuer, a depositary and the owners and holders from time to time of receipts (the "Depositary Receipts") issued thereunder evidencing the Depositary Shares. The Operating Company Senior Debt Securities and the related Operating Company Debt Guarantees are to be issued under an indenture, to be entered into between Operating Company, the Guarantors party to it and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Operating Company Senior Debt Indenture"). The Operating Company Subordinated Debt Securities and the related Operating Company Debt Guarantees are to be issued under an indenture to be entered into between Operating Company, the Guarantors party to it and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Operating Company Subordinated Debt Indenture" and, together with the Operating Company Senior Debt Indenture, the "Operating Company Indentures").

     In this connection we have examined (i) originals, photocopies or conformed copies of the Registration Statement (including the exhibits and amendments to it), (ii) the forms of the Emmis Indentures and the Operating Company Indentures filed as exhibits to the Registration Statement and (iii) such other agreements and documents as we considered appropriate. In addition, we have made those other examinations of law and fact as we considered necessary in order to form a basis for our opinion. In connection with such investigation, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as photocopies or conformed copies and the legal capacity of natural persons executing the documents, none of which facts we have independently verified. We have relied as to matters of fact upon certificates of officers of Emmis and Operating Company.

     In rendering the opinion set forth below, we have assumed that (i) Emmis and Operating Company have been duly organized and are validly existing in good standing under the laws of the State of Indiana, (ii) Emmis has the legal power and authority to enter into and perform its obligations under the Emmis Indentures, the Warrant Agreements, the Deposit Agreements, any Operating Company Indenture to which it is a party, the Emmis Debt Securities, the Depositary Shares, the Warrants and any Operating Company Debt Guarantee issued by it, (iii) Operating Company has the legal power and authority to enter into and perform its obligations under the Operating Company Indentures, any Emmis Debt Indenture to which it is a party, the Operating Company Debt Securities and any Emmis Debt Guarantee issued by it, (iv) each Subsidiary Guarantor has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization, (v) each Subsidiary Guarantor has the legal power and authority to enter into and perform its obligations under any Emmis Indenture and Operating Company Indenture to which it is a party and any Guarantee issued by it, (vi) the execution, delivery and performance by Emmis of the Emmis Indentures, the Warrant Agreements, the Deposit Agreements, any Operating Company Indenture to which it is a party, the Emmis Debt Securities, the Depositary Shares, the Warrants or any Operating Company Debt Guarantee issued by it will not conflict with or violate the charter or bylaws of Emmis, the laws of the State of Indiana or the terms of any agreement or instrument to which Emmis is subject, (vii) the execution, delivery and performance by Operating Company of the Operating Company Indentures, any Emmis Indenture to which it is a party, the Operating Company Debt Securities or any Emmis Debt Guarantee issued by it will not conflict with or violate the charter or bylaws of Operating Company, the laws of the State of Indiana or the terms of any agreement or instrument to which Operating Company is subject, (viii) the execution, delivery and performance by any Subsidiary Guarantor of any Emmis Indenture, Operating Company Indenture to which it is a party or any Guarantee issued by it will not conflict with or violate the charter or bylaws or other organizational documents of any such Subsidiary Guarantor, the laws of its jurisdiction of organization or the terms of any agreement or instrument to which such Subsidiary Guarantor is subject, (ix) the Emmis Indentures and the Operating Company Indentures shall have been duly authorized, executed and delivered by the parties to each of them in substantially the forms filed as an exhibit to the Registration Statement, (x) the Emmis Indentures and the Operating Company Indentures, when so executed and delivered, will represent valid and binding obligations of the appropriate trustee under the laws of its jurisdiction of incorporation and the State of New York and of Emmis or Operating Company, as the case may be, under the laws of the State of Indiana,
(xi) each Warrant Agreement will be duly authorized, executed and delivered by the parties to it, (xii) each Warrant Agreement, when so executed and delivered, will represent a valid and binding obligation of the appropriate warrant agent under the laws of its jurisdiction of incorporation and the State of New York and of Emmis under the laws of the State of Indiana, (xiii) each Deposit Agreement will be duly authorized, executed and delivered by the parties to it,
(xiv) each Deposit Agreement, when so executed and delivered, will represent a valid and binding obligation of the depositary under the laws of its jurisdiction of incorporation and the State of New York and of Emmis under the laws of the State of Indiana, (xv) the Depositary Receipts will be duly authorized, executed and delivered by the depositary against deposit of shares of Preferred Stock in respect thereof and (xvi) the Depositary Receipts, when so executed and delivered, will represent a valid and binding obligation of the depositary under the laws of its jurisdiction of incorporation and the State of New York.

     We have also assumed, with respect to Emmis Debt Securities, the Warrants, the Depositary Shares and the Operating Company Debt Securities of a particular series or issuance offered (the "Offered Securities") and the related Guarantees, that (i) the terms of issue and sale of the Offered Securities and the related Guarantees shall have been duly established in accordance with the appropriate Indenture, Warrant Agreement or Deposit Agreement, as the case may be, (ii) the Offered Securities and the related Guarantees shall have been duly authorized, issued and delivered by Emmis, Operating Company or the appropriate Subsidiary Guarantor, as the case may be, and duly authenticated by the appropriate trustee, warrant agent or depositary, as the case may be, all in accordance with the terms of the appropriate Indenture, Warrant Agreement or Depositary Agreement, as the case may be, and against payment by the purchasers at the agreed consideration, (iii) the Offered Securities, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of the Emmis or Operating Company, as the case may be, under the laws of the State of Indiana and (iv) the Guarantees, when so issued, authenticated, delivered and sold, will represent valid and binding obligations of Emmis, Operating Company or the appropriate Subsidiary Guarantor, as the case may be, under the laws of its jurisdiction of organization.

     Based on the foregoing, we are of the opinion that:

     1. When issued, authenticated and delivered, the Emmis Debt Securities, the Warrants and the Operating Company Debt Securities will be legal, valid and binding obligations of Emmis or Operating Company, as the case may be, enforceable against Emmis or Operating Company, as the case may be, in accordance with their respective terms and the Guarantees will be legal, valid and binding obligations of Emmis, Operating Company or any Subsidiary Guarantor, as the case may be, enforceable against Emmis, Operating Company and any such Subsidiary Guarantor, as the case may be, in accordance with their respective terms, except in each case as enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally, (b) subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and (c) requirements that a claim with respect to any Offered Securities denominated other than in United States dollars (or a judgment denominated other than in United States dollars in respect of the claim) be converted into United States dollars at a rate of exchange prevailing on a date determined by applicable law.

     2. The Depositary Shares, when issued in accordance with the applicable Deposit Agreement and sold, will be legally issued and will entitle the holders of the Depositary Shares to the rights specified in the applicable Deposit Agreement.

     Our opinions expressed above are limited to the laws of the State of New York and the federal laws of the United States of America. Our opinions are rendered only with respect to the laws, and the rules, regulations and orders under them, that are currently in effect.

     We hereby consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under it.

                                Very truly yours,

                  /s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON

                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON